UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 18, 2009
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	000-24923 (Commission File Number)	25-1799439 (IRS Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)
(949) 483-4600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation.
On November 18, 2009, pursuant to Article 5 of the indenture dated as of November 13, 2006 between Conexant Systems, Inc. (the “Company”) and The Bank Of New York Trust Company, N.A. (to the interests of which as indenture trustee The Bank of New York Mellon Trust Company, N. A. has succeeded) relating to the Company’s Floating Rate Senior Secured Notes due 2010 (the “Notes”), the Company issued a redemption notice announcing that it will redeem all of the outstanding Notes. The Notes are scheduled to mature on November 13, 2010; and, an aggregate principal amount of $61,400,000 of the Notes are outstanding. The redemption date is December 18, 2009. The redemption price will be equal 101% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date.
The notice announcing redemption of the Notes is attached hereto as Exhibit 99.1.
The Company’s press release is also attached hereto as Exhibit 99.2
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Notice of Redemption, dated November 18, 2009.
Exhibit 99.2	Press Release of the company dated November 18, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
Date: November 18, 2009	By:	/s/ MARK PETERSON
		Name:	Mark Peterson
		Title:	Senior Vice President, Chief Legal Officer, and Secretary

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